Exhibit 1.3

AMENDMENT NO. 2 TO DEALER MANAGER AGREEMENT

AND PARTICIPATING DEALER AGREEMENT

This Amendment No. 2 to Dealer Manager Agreement and Participating Dealer Agreement (this “Amendment”) is made and entered into as of this [__] day of [__], 2023 by and among Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), and Pacific Oak Capital Markets, LLC, a Delaware limited liability company (the “Dealer Manager”).

RECITALS

WHEREAS, the Company previously filed a Registration Statement on Form S-11 (File No. 333-256598) to register for offer and sale up to $1.095 billion in shares of its common stock (the “Shares”), $0.001 par value per share (the “Offering”), to be issued and sold ($1.0 billion in shares to be offered to the public, consisting of Class A Shares at a purchase price of $10.33 per share (up to $450 million in shares), Class T Shares at a purchase price of $10.00 per share (up to $450 million in shares) and Class W Shares at a purchase price of $9.40 per share (up to $100 million in shares), and $95 million in Shares to be offered pursuant to the Company’s distribution reinvestment plan), consisting of Class A Shares at a purchase price of $9.81 per share, Class T Shares at a purchase price of $9.50 per share and Class W Shares at a purchase price of $9.40 per share, which Offering was declared effective by the SEC on March 17, 2022;

WHEREAS, in connection with the Offering, the Company and the Dealer Manager entered into a Dealer Manager Agreement, dated March 4, 2022, which was subsequently amended by Amendment No. 1 to the Dealer Manager Agreement, dated October 25, 2022 (collectively, the “Dealer Manager Agreement”), and the Dealer Manager has subsequently entered into Participating Dealer Agreements, dated various dates, with participating dealers;

WHEREAS, the Company desires to cease selling Class A Shares, Class T Shares and Class W Shares in the primary portion of the Offering (the “Primary Offering”) and begin offering Class Y Shares and Class Z Shares pursuant to the Primary Offering, but will also offer Class A Shares, Class P Shares, Class T Shares, Class W Shares, Class Y Shares and Class Z Shares pursuant to the Company’s distribution reinvestment plan;

WHEREAS, the Company and the Dealer Manager are entering into this Amendment to reflect that the Company will no longer offer for sale Class A Shares, Class T Shares or Class W Shares in the Primary Offering and will offer Class Y Shares and Class Z Shares in the Primary Offering such that the Primary Offering now consists of up to $[__] million in Class Y Shares and $[__] million in Class Z Shares (excluding shares to be offered and sold pursuant to the Company’s distribution reinvestment plan); and

WHEREAS, pursuant to the Offering, the Company will offer Class Y Shares and Class Z Shares at a purchase price of $9.30 per share in the Primary Offering and will offer Class A Shares, Class P Shares, Class T Shares, Class W Shares, Class Y Shares, and Class Z Shares pursuant to the distribution reinvestment plan at a price of $9.30 per share.

NOW THEREFORE, the Company and the Dealer Manager hereby modify and amend the Dealer Manager Agreement and agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

2. Amendments to Dealer Manager Agreement to Revise References to the Class A Shares, Class T Shares and Class W Shares and to Add References to Class P Shares, Class Y Shares and Class Z Shares.

The introductory paragraph is hereby removed and replaced with the following:

“Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of up to $1.095 billion in shares (the “Shares”) of its common stock, $0.001 par value per share (the “Offering”), to be issued and sold ($1.0 billion in shares to be offered to the public in the primary portion of the Offering (the “Primary Offering”), consisting of Class Y Shares at a purchase price of $9.30 per Share (up to $[__] million in Shares) and Class Z Shares at a purchase price of $9.30 per Share (up to $[__] million in Shares), and $95 million in Shares to be offered pursuant to the Company’s distribution reinvestment plan (the “DRP”), consisting of Class A Shares, Class P Shares, Class T Shares, Class W Shares, Class Y Shares, and Class Z Shares, each at a purchase price of $9.30 per share. The Company reserves the right to reallocate the Shares offered among classes of Shares and between the Primary Offering and the DRP. The minimum purchase by any one person shall be $5,000 in Shares except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Pacific Oak Capital Markets, LLC (the “Dealer Manager”). It is anticipated that the Dealer Manager will enter into Dealer Agreements substantially in the form attached to this Dealer Manager Agreement (this “Agreement”) with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Dealer Agreement. The Company and the Dealer Manager are collectively referred to herein as “Parties” and each as a “Party.” Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:”

Section 5.2 is hereby removed and replaced with the following:

“5.2 Subject to volume discounts and other special circumstances provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager sales commissions in the amount of 3.0% of the gross proceeds of the Class Y Shares sold plus a dealer manager fee in the amount of 3.0% of the gross proceeds of the Class Y Shares. In addition, the Company agrees that it will pay to the Dealer Manager a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share of Class T Shares and Class Y Shares and a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.5% of the purchase price per share of Class W Shares and Class Z Shares. These amounts will be reduced to the extent that the Dealer Manager negotiates a lower sales commission or dealer manager fee with a Dealer. The Company will cease paying the stockholder servicing fee on any Class T Shares and Class Y Share on the earlier of: (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares, Class W Shares, Class Y Shares and Class Z Shares in the primary portion of the offering (i.e., excluding proceeds from sales pursuant to the distribution reinvestment plan), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the initial public offering, (iii) with respect to a particular Class T Shares or Class Y Share, the third anniversary of the issuance of the share; and (iv) the date that such Class T Shares or Class Y Share is redeemed or is no longer outstanding. The Dealer Manager may, in its discretion, re-allow to Dealers up to 100% of the stockholder servicing fee for services that such Dealers perform in connection with the distribution of Class T Shares and Class Y shares. Notwithstanding, if the Dealer Manager is notified that a Dealer who sold such Class T Shares or Class Y Shares is no longer the broker-dealer of record with respect to such Class T Shares or Class Y Shares, then such Dealer shall not receive the stockholder servicing fee for any portion of the month in which such Dealer is not the broker dealer of record on the last day of the month. Thereafter, such stockholder servicing fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares or Class Y Shares, if any, if such broker-dealer of record has entered into an agreement with the Dealer Manager that provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Company will cease paying the dealer manager servicing fee on any Class W Share and Class Z Share on the earlier of (i) the date the Company lists its shares on a national securities exchange or the date of a Liquidity Event, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares, Class W Shares, Class Y Shares, and Class Z Shares in the primary portion of the offering (i.e., excluding proceeds from sales pursuant to the distribution reinvestment plan), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the initial public offering, (iii) the end of the month in which the aggregate underwriting compensation paid in the primary offering with respect to Class W Shares and Class Z Shares, comprised of the dealer manager servicing fees and the dealer manager support set forth in the Dealer Manager Agreement, equals 9.0% of the gross proceeds from the sale of Class W Shares and Class Z Shares in the primary portion of the offering (i.e., excluding proceeds from sales pursuant to the distribution reinvestment plan), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the initial public offering, and (iv) the date that such Class W Share or Class Z Share is redeemed or is no longer outstanding.”

3. Amendments to Participating Dealer Agreement to Revise References to Class A Shares, Class T Shares and Class W Shares and to Add References to Class P Shares, Class Y Shares and Class Z Shares.

The introductory paragraph is hereby removed and replaced with the following:

“Pacific Oak Capital Markets, LLC, a Delaware limited liability company, as the dealer manager (“Dealer Manager”) for Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company, consisting of Class Y Shares and Class Z Shares, subject to the following terms:”

Section III is hereby removed and replaced with the following:

“Except as may be otherwise provided for in the “Plan of Distribution” section of the Prospectus, Shares shall be offered to the public in the Primary Offering at the offering price of $9.30 per Class Y Share and Class Z Share, and Shares shall be offered pursuant to the Company’s DRP at $9.30 per Class A Share, Class P Share, Class T Share, Class W Share, Class Y Share, and Class Z Share. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $5,000 in Shares is required. The Shares are nonassessable.”

The first two paragraphs of Section V are hereby removed and replaced with the following:

“Except for volume discounts described in the “Plan of Distribution” section of the Prospectus, which volume discounts shall be the responsibility of the Dealer to provide to investors who qualify, and except as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s sales commission applicable to the Shares sold by Dealer which it is authorized to sell hereunder is 3.0% of the gross proceeds of the Class Y Shares sold by it in the Primary Offering and accepted and confirmed by the Company, which commission will be payable by the Dealer Manager. In addition, upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager may agree to reallow to Dealer a portion of its dealer manager fee pursuant to a separate marketing fee agreement. In addition, subject to the conditions described herein, the Dealer Manager will reallow to Dealer a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per Share of Class T Shares and Class Y Shares sold by Dealer in the Primary Offering. Notwithstanding, if the Dealer Manager is

notified that Dealer is no longer the broker-dealer of record with respect to such Class T Share and Class Y Shares, then Dealer shall not receive the stockholder servicing fee for any portion of the month in which Dealer is not the broker dealer of record on the last day of the month. Thereafter, such stockholder servicing fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Share and Class Y Shares, if any, if such broker-dealer of record has entered into an agreement with the Dealer Manager that provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion.

As described in the Prospectus, the Company will cease paying the stockholder servicing fee on any Class T Share and Class Y Shares at the earlier of (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or dispose of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares, Class W Shares, Class Y Shares, and Class Z Shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the Primary Offering, (iii) with respect to a particular Class T Share or Class Y Share, the third anniversary of the issuance of the share, and (iv) the date that such Class T Share or Class Y Share is redeemed or is no longer outstanding.”

4. Amendment. This Amendment may not be amended or modified except in writing signed by all parties. In accordance with Section XVI of the Participating Dealer Agreement, this Amendment shall be deemed accepted and agreed to by Dealer upon placing an order for sale of Class Y Shares or Class Z Shares after receipt of this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

COMPANY:

STRATEGIC STORAGE TRUST VI, INC.

By:
H. Michael Schwartz
Chief Executive Officer

DEALER MANAGER:

PACIFIC OAK CAPITAL MARKETS, LLC

By:
Hans Henselman
Chief Executive Officer

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